                                                                    EXHIBIT 10.2


                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RIGHTS OF SERIES A PREFERRED STOCK

                                      of

                         MAGAININ PHARMACEUTICALS INC.

            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware

     The undersigned, Chief Executive Officer, Chief Financial Officer and Secretary, of Magainin Pharmaceuticals Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolution:

     RESOLVED, that, pursuant to Section A(1) of the Certificate of Incorporation (which authorizes 9,211,031 shares of convertible preferred stock, $.001 par value ("Preferred Stock"), of which no shares of a series are currently issued and outstanding), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

     RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

       1. Number and Designation. 80,000 shares of the Preferred Stock of the Corporation shall be designated as Series A Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock").

       2. Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes or series of equity securities of the Corporation, including the Corporation's common stock, $.002 par value ("Common Stock"). All equity securities of the Corporation to which the Series A Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein
as the "Junior Securities."   All equity securities of the Corporation with
which the Series A Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be. The Series A Preferred Stock shall be subject to the creation of Junior Securities but not subject to the creation of Parity Securities except as provided in paragraph 6(b) hereof.

       3. Dividends. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the Applicable Rate from time to in effect. The "Applicable Rate" per annum for each Dividend Period will be equal to 2% plus the highest prime rate of major banking institutions as reported in the Federal Reserve H.15 weekly bulletin that is in effect for such Dividend Period. Dividends shall be payable in arrears in equal amounts quarterly on April 15, July 15, October 15 and January 15 of each year unless such day is not a Business Day, in which event on the next succeeding Business Day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). The term "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in San Francisco are authorized or required to remain closed. The amount of dividends per share of Series A Preferred Stock for any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by the Liquidation Preference and dividing the result by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of the actual number of days in such period compared to a 360-day year.

          (b) Dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. Holders of shares of Series A Preferred Stock shall be entitled to full cumulative dividends, as provided herein, and no additional amounts. Except as set forth in paragraph 3(e) below, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

          (c) The Corporation, at its option, may pay dividends either in cash or through the issuance of additional shares of Series A Preferred Stock ("Additional Shares"). Shares of Series A Preferred Stock issued in payment of dividends shall be valued at all times at the Liquidation Preference. The number of Additional Shares that are issued to the holders of Series A Preferred Stock under this paragraph 3(b) will be the number obtained by dividing (i) the total dollar amount of cumulative dividends due and payable on the applicable Dividend Payment Date by (ii) the Liquidation Preference, provided that the Corporation shall not be required to issue fractional shares of Series A Preferred Stock, but in lieu thereof shall pay in cash the portion of any dividend payable in shares of Series A Preferred Stock that would otherwise require the issuance of a fractional share.

          (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of parity stock, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities or other Parity Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series A Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and
     (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon any Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such Parity Securities.

          (e) The terms "accrued dividends" and "dividends in arrears" whenever used herein with reference to shares of Series A Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the Applicable Rate per share for the Series A Preferred Stock from the date or dates on which such dividends commence to accrue to the end of the then current Dividend Period (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets for the Corporation are legally available therefor, and if full dividends are not declared or paid (whether in cash or Additional Securities), then such dividends shall cumulate, with additional dividends thereon, compounded quarterly, at the Applicable Rate, for each Dividend Period during which such dividends remain unpaid, less the amount of all dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of Series A Preferred Stock.

            (f) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series A Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Securities.

            (g) The Corporation shall take any and all corporate action necessary to declare and pay such dividends described in this paragraph 3.

       4. Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of Junior Securities by reason of their ownership of such stock, the holders of Series A Preferred Stock shall be entitled to receive for each outstanding share of Series A Preferred Stock then held by them an amount equal to $1000 (the

     "Liquidation Preference") plus accrued and unpaid cumulative dividends on such share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like). If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds of the Corporation legally available for distribution to stockholders by reason of their ownership of stock of the Corporation shall be insufficient to permit the payment of the full aforementioned preferential amount on the Series A Preferred Stock and liquidating payments on any Parity Securities, then the entire assets and funds of the Corporation legally available for distribution to stockholders by reason of their ownership of stock of the Corporation shall be distributed among the holders of Series A Preferred Stock and holders of any other such Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and such Parity Securities if the amounts payable thereon were paid in full.

            (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this paragraph 4, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

       5. Conversion.

            (a) Conversion of Series A Preferred Stock. Each share of Preferred Stock issued prior to May 10, 2005 will be convertible, at either the option of the holder thereof or the option of the Corporation (subject to the limits on the Corporation"s right to convert in paragraph 5(d)), whichever first delivers a notice of conversion pursuant to paragraph 5(c) or paragraph 5(d) as the case may be, on one (1) date in the period beginning on May 10, 2005 and ending on November 10, 2006 (the "First
     Conversion Period").   Each share of Preferred Stock issued on or after May
     10, 2005 will be convertible, at either the option of the holder thereof or the option of the Corporation (subject to the limits on the Corporation's right to convert in paragraph 5(d)), whichever first delivers a notice of conversion pursuant to paragraph 5(c) or paragraph 5(d) as the case may be, on one (1) date in the period beginning on December 31, 2008 and ending on
     June 30, 2009 (the "Second Conversion Period").   Each share of Series A
     Preferred Stock shall also be convertible, after November 10, 2000, at the option of the holder thereof, at the earlier of (i) at any time following the execution of a definitive agreement (and prior to the closing of such agreement) providing for the merger or consolidation of the

     Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation (a "Merger Event") and (ii) at any time following the first date upon which the number obtained by multiplying the sum of (A) the number of issued and outstanding shares of Common Stock, (B) the number of shares of Common Stock issuable upon exercise of vested options and exercisable warrants and (C) the number of shares of Common Stock that would be issued upon conversion of the outstanding Series A Preferred Stock (employing for the purpose of calculating the number of shares of Common Stock to be issued upon such conversion, in lieu of the Conversion Price, the closing price of the Common Stock on the immediately preceding Trading Day), by the average closing price of such Common Stock in the preceding ten (10) Trading Days is less than 500% of the aggregate Original Issue Price of the all then outstanding shares of Series A Preferred Stock plus any accrued and unpaid cumulative dividends thereon (a "Capitalization Event"). The Corporation will give prompt notice to the holders of Series A Preferred Stock of the occurrence of a Merger Event or a Capitalization Event. No further shares of Series A Preferred Stock shall be issued and sold by the Corporation upon the occurrence of a either a Merger Event or a Capitalization Event.

            (b) Determination of Number of Shares of Common Stock to be Issued Upon Conversion. Each share of Series A Preferred shall be convertible into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price of such share of Series A Preferred Stock by the Conversion Price at the time in effect for a share of Series A Preferred Stock. The "Original Issue Price" per share of Series A Preferred Stock is $1000. The "Conversion Price" per share of Series A Preferred Stock shall be the average closing price of the Common Stock in the five (5) Trading Days preceding the Conversion Date (defined below). "Trading Day", as used herein, shall mean a day on which the Nasdaq National Market, or any other established exchange or national system on which the Common Stock is listed, is open for trading.

            (c) Notice of Conversion by the Holders. In order to convert the Series A Preferred Stock into Common Stock, the holder of the Series A Preferred Stock shall deliver to the Corporation a notice of its election to make such conversion at least ten (10) days prior to the intended date of conversion (the "Conversion Date") setting forth (i) the Conversion Date, (ii) the number of shares of Series A Preferred Stock to be converted on the Conversion Date, (iii) the number of shares of Common Stock held by such holder and (iv) the names (and addresses) in which the certificates for shares of Common Stock issuable upon conversion shall be issued. The holder of Series A Preferred Stock that has delivered a notice of conversion shall not sell its shares of Common Stock in the market during the ten (10) days preceding the Conversion Date.

            (d) Limit on Corporation's Right to Convert and Notice of Conversion by the Corporation. The Corporation's right to have the holders of the Series A Preferred Stock convert their shares of Series A Preferred Stock pursuant to Section 5(a) will be exercisable only if (i) the Corporation can convert all outstanding shares of Series A Preferred Stock (subject to the limitation in paragraph 5(e)) and (ii) as a result of such conversion (A) Genentech, Inc., a Delaware corporation ("Genentech"), and its Affiliates would not become the beneficial owner (as defined in Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended from time to time) ("Beneficial Owner") of more than ten percent (10%) of the Common Stock that (but for this paragraph 5) would be outstanding following any such conversion and (B) Genentech, as the holder of the shares of Common Stock to be issued upon conversion, would be not be required to make a filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in advance of the acquisition of such shares. The Corporation can exercise its right have the holders of the Series A Preferred Stock convert their shares of Series A Preferred Stock pursuant to Section 5(a) by mailing a notice of conversion to each holder of record of shares of Series A Preferred Stock addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice, or, if no such address appears or is given, then at the place where the principal executive office of the Corporation is located, not later than ten (10) days before the Conversion Date. The notice of conversion shall (i) include
     (A) the Conversion Date and (B) the place at which the stockholders may exchange certificates representing their shares of Series A Preferred Stock for certificates representing shares of Common Stock issuable upon conversion and (ii) state that the certificates for shares of Common Stock issuable upon conversion shall be issued in the name (and address) of the holder, unless instructed otherwise by such holder. The holder of Series A Preferred Stock that has had a notice of conversion delivered to it by the Corporation shall not sell its shares of Common Stock in the market during the ten (10) days preceding the Conversion Date.

            (e) Limit on Common Stock Issued on Conversion. The aggregate number of shares of Common Stock issued on conversion of shares of Series A Preferred Shares pursuant to paragraphs 5(a) and 5(f) shall not exceed 5,388,595. To the extent a conversion notice pursuant to paragraph 5(c) or paragraph 5(d) provides for the conversion on the Conversion Date of shares of Series A Preferred Stock such that the sum of the shares of Common Stock previously issued through conversion of Series A Preferred Shares and the shares of Common Stock that would be issued upon conversion of the number of Series A Preferred Shares specified in the conversion notice would exceed 5,388,595, the conversion notice shall be deemed to cover the maximum number of shares of Series A Preferred Stock that the Corporation is entitled to convert on such Conversion Date. Moreover, if an automatic conversion pursuant to paragraph 5(f) requires issuance of a greater number of shares of Common Stock than are permitted under this paragraph 5(e), such automatic conversion shall be deemed to cover the maximum number of shares of Common Stock as are permitted under this paragraph 5(e). To the extent that, due to the restriction in this paragraph 5(e), holders of Series A Preferred Stock are unable to convert their shares of Series A Preferred Stock or the Corporation is unable to convert all outstanding shares of Series A Preferred Stock or an automatic conversion under paragraph 5(f) does not cover all the shares of Series A Preferred Stock transferred by Genentech, the Corporation shall immediately (and in the case of an automatic conversion, upon notice from Genentech or from the transferee of Genentech's shares of Series A Preferred Stock) redeem such shares of Series A Preferred Stock at the redemption price of $ 1000 per share in cash, together with accrued and unpaid cumulative dividends thereon to the date of redemption.

            (f) Automatic Conversion. At any time during the First Conversion Period or the Second Conversion Period, Genentech's shares of Series A Preferred Stock shall, upon sale, gift, assignment, conveyance or other disposition to a Person who is not an Affiliate of Genentech, automatically and without any further action by the Corporation or its stockholders, convert, subject to the limitation in paragraph 5(e), into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price of such shares of Series A Preferred Stock by the Conversion Price at the time in effect. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such upon such automatic conversion unless certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation or any transfer agent for such Series A Preferred Stock. Such conversion shall be deemed to have been made on the date of transfer to such third party holder and the Person(s) entitled to receive shares of Common Stock (subject to the limitation in paragraph 5(e)) issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

            (g) Partial Conversion. In the event that some but not all of the Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock that were not converted.

            (h)  Adjustments for Stock Splits, Recombinations, etc.

                  (i) The Conversion Date shall be subject to adjustment from time to time as follows:

                       (A) In the event the Corporation should at any time or from time to time after the date hereof fix a record date which is less than six (6) Trading Days prior to a Conversion Date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter, the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then such Conversion Date shall be extended to the date which is six (6) Trading Days after such record date.

                       (B) In the event the Corporation should at any time or from time to time after the date hereof fix a record date which is less than six (6) Trading Days prior to a Conversion Date for a combination of the outstanding shares of Common Stock, then such Conversion Date shall be extended to the date which is six
               (6) Trading Days after such record date.

                  (ii) In the event that after the date hereof the Corporation shall declare a dividend payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends), or options or rights not referred to in Section 5(h)(i), then, in each such case each holder of the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though such holder were the holder of the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution. For purposes of the foregoing, the average closing price of the Common Stock in the five (5) Trading Days preceding the record date shall be utilized as the Conversion Price.

                  (iii) If at any time or from time to time after the date hereof there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for above in this Section 5
          (h)), provision shall be made so that each holder of Series A Preferred Stock shall thereafter be entitled to receive upon any conversion of the Series A Preferred Stock under this Section 5 the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion of Series A Preferred Stock pursuant to
          Section 5 would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred Stock after the recapitalization to the end that the provision of this Section 5 (including the adjustment in the number of shares of Common Stock issuable on conversion) shall be applicable after that event as nearly equivalent as may be practicable.

            (i)  Mechanics of Conversion.   On the Conversion Date, the holder
     shall surrender the certificates representing the shares of Series A Preferred Stock being converted, duly endorsed, to the Corporation at its principal office or at the office of its transfer agent. As promptly as possible after the Conversion Date, the Corporation shall issue and deliver to such holder, such certificates as the holder may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price of the Series A Preferred Stock. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder of the converted shares of Series A Preferred Stock shall cease, and the Persons in whose names any certificates of shares of Common Stock shall be issuable shall be deemed to have become holders of record of the shares of Common Stock represented thereby.

            (j) Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to this paragraph 5, the shares so converted shall revert to the status of authorized shares of Preferred Stock undesignated as to series or other terms.

            (k) No Impairment. The Corporation will not, by amendment of this Certificate of Designations or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

            (l) Notices of Record Date. In the event that the Corporation shall propose at any time:

                  (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (ii) to offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or series or other rights;

                  (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                  (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with any such event, the Corporation shall send to the holders of Series A Preferred Stock

                          (A) in the case of the matters referred to in (i) and
                  (ii) above, at least ten (10) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto); and

                         (B) in the case of the matters referred to in (iii)
                  and (iv) above, at least ten (10) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  Each such written notice shall be delivered personally or
             given by first class mail, postage prepaid, addressed to the holders of the Series A Preferred Stock at the address for each such holder as shown on the books and records of the Corporation.

       6. Voting Rights. (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 6 or as otherwise provided by law.
                           -

             (b) Approval by Series A Preferred Stock. The Corporation shall not, without first obtaining the approval of the holders of not less than a majority of the total number of shares of the Series A Preferred Stock then outstanding voting on an as-converted to Common Stock basis:

                    (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would materially and adversely affect the rights, preferences, privileges, or restrictions of the Series A Preferred Stock;

                  (ii) authorize, create or issue shares of any class or series of stock having any preference or priority superior to or on a parity with any such preference or priority of the Series A Preferred Stock;

                  (iii) amend this paragraph 6(b).

       7. Redemption.

            (a) Redemption by the Corporation. As and to the extent permitted by law, the Corporation may redeem at its option shares of Series A Preferred Stock, at any time in whole or from time to time in part, at a redemption price of $ 1000 per share in cash, together with accrued and unpaid cumulative dividends thereon to the date fixed for redemption, without interest.

            (b) Notice of Redemption; Payment; Surrender of Certificates. In the event of the redemption of shares of Series A Preferred Stock pursuant to paragraph 7(a), the Corporation shall mail a notice of redemption to each holder of record of shares of Series A Preferred Stock addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice, or, if no such address appears or is given, then at the place where the principal executive office of the Corporation is located, not earlier than sixty (60) nor later than eight (8) days before such payment is due, as set forth above. The notice of redemption shall include (i) the date fixed for redemption, (ii) the place at which the stockholders may obtain payment of the redemption price upon surrender of their share certificates,
     (iii) the amount of the payment due, and (iv) the last date prior to the date of redemption that the right of conversion may be exercised. If funds are available on the date fixed for the redemption, then whether or not the share certificates are surrendered for payment of the redemption price, the shares shall no longer be outstanding and the holders thereof shall cease to be stockholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled only to receive the redemption price without interest upon surrender of the share certificate. If less than all the shares represented by one share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

       8. Waiver of Rights, Preferences or Privileges. Any right, preference or privilege of the Series A Preferred Stock may be waived and the provisions of this Certificate of Designation may be amended by the holders of a majority of the outstanding shares of Series A Preferred Stock and such waiver shall be binding on all holders of Series A Preferred Stock.

       9. General Provisions. (a) The term "Affiliate" as used herein shall have the meaning given it in Rule 405 promulgated under the Securities Act of 1933, as amended from time to time.

            (b) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

            (c) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

            (d) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     IN WITNESS WHEREOF, Magainin Pharmaceuticals Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this 8th day of May, 2000.

                                        MAGAININ PHARMACEUTICALS INC.



                                        By:  /s/ Michael R. Dougherty
                                           --------------------------
                                           Name:  Michael R. Dougherty
                                           Title: President, Chief Executive
                                                  Officer and Secretary


ATTEST:


/s/ Dennis Molnar
-----------------
Name:  Dennis Molnar
Title: Director, Finance and Business Development